Exhibit 10.6

VERTEX PHARMACEUTICALS
NON-EMPLOYEE DIRECTOR DEFERRED
COMPENSATION PLAN
Effective May 13, 2026
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VERTEX PHARMACEUTICALS NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS
Page

ARTICLE 1 DEFINITIONS     1
ARTICLE 2 ELIGIBILITY AND ENROLLMENT     3
ARTICLE 3 VESTING AND EARNINGS CREDITING    4
ARTICLE 4 DISTRIBUTION OF BENEFITS    4
ARTICLE 5 ADMINISTRATION    6
ARTICLE 6 MISCELLANEOUS    7

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Vertex Pharmaceuticals
Non-Employee Director Deferred Compensation Plan
Effective May 13, 2026
PURPOSE
The purpose of this Plan is to provide deferred compensation to non-employee directors of Vertex Pharmaceuticals Incorporated. The Plan is exempt from the Employee Retirement Income Security Act of 1974. This Plan is intended to comply with Code Section 409A and the regulations and guidance thereunder. This Plan is a sub-plan of the Vertex Pharmaceuticals Incorporated 2026 Stock and Option Plan, as permitted by section 9 of such plan, and is subject to the terms and conditions of the Stock and Option Plan. This Plan was originally adopted effective as of January 1, 2016, and is hereby amended and restated effective as of May 13, 2026.
ARTICLE 1
Definitions
For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following meanings:
1.1    “Account Balance” means the aggregate number of Deferred Stock Units or cash allocated on account of a Participant’s deferrals to the Plan, as adjusted in accordance with Article 3 of the Plan. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the number of shares of Common Stock to be paid to or in respect of a Participant pursuant to the Plan.
1.2    “Administrator” means the Committee or such person or persons as may be appointed by the Committee to be responsible for those functions assigned to the Administrator under the Plan.
1.3    “Beneficiary” means one or more persons, trusts, estates or other entities, designated in accordance with Section 4.3, that are entitled to receive benefits under the Plan upon the death of a Participant.
1.4    “Board” means the Board of Directors of Vertex.
1.5    “Change in Control” means an “Acquisition” under the Stock and Option Plan that also constitutes a change in ownership or control event as defined in Treasury Regulation § 1.409A-3(i)(5).
1.6    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
1.7    “Committee” means the Management Development & Compensation Committee of the Board, or such other committee as the Board shall appoint from time to time to administer the Plan.
1.8    “Common Stock” means the common stock of Vertex, par value $0.01 per share.

1.9    “Compensation” means (a) all cash compensation, including fees and retainers (but not reimbursement of expenses) paid to a Director for service on the Board or a committee of the Board and (b) Restricted Stock Units that become vested.
1.10    “Deferred Stock Units” means the phantom stock units comprising all or a portion of the Participant’s Account Balance, each of which represents one share of Common Stock.
1.11    “Director” means a member of the Board who is not an employee of Vertex.
1.12    “Disability” means that the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) has been determined to be totally disabled by the Social Security Administration.
1.12    “Election Form” means the form of a document established by the Administrator, whether printed or electronic, for the purpose of allowing Directors to defer receipt of Compensation and Restricted Stock Units under the Plan.
1.14    “Fair Market Value” of a share of Common Stock on a particular date shall be the mean between the highest and lowest quoted sales prices on such date (the “valuation date”) on the securities market where the Common Stock is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Committee) on which there were sales. If there were no sales on such a market within a reasonable period, the Fair Market Value shall be determined in good faith by the Committee in its sole discretion. The Fair Market Value as determined in this Section 1.14 shall be rounded down to the nearest whole cent if the foregoing calculation results in fractional cents.
1.15    “Participant” means a Director who elects to participate in the Plan in accordance with the terms and conditions of the Plan or a former Director who has an Account Balance in the Plan that has not been fully distributed.
1.16    “Plan” means the Vertex Pharmaceuticals Non-Employee Director Deferred Compensation Plan, amended and restated effective May 13, 2026, which shall be evidenced by this plan document.
1.17    “Plan Year” means the calendar year.
1.18    “Restricted Stock Units” means an award of restricted stock units made to a Director under the Stock and Option Plan for his or her service as a Director, including both annual awards and awards made upon appointment to the Board.
1.19    “Stock and Option Plan” means the Vertex Pharmaceuticals Incorporated 2013 Stock and Option Plan, as amended from time to time, and any successor thereto under which this Plan is an authorized sub-plan.
1.20    “Termination” means the termination of service as a Director for any reason. Whether a Termination has occurred shall be determined in accordance with Treasury Regulation § 1.409A-1(h). Therefore, a Termination shall not occur if the Director becomes an Employee of Vertex even if he or she terminates service as a Director.
1.21    “Vertex” means Vertex Pharmaceuticals Incorporated, a Massachusetts corporation, and its successors.

ARTICLE 2
Eligibility and Enrollment
2.1    Eligibility. All non-employee Directors of Vertex shall be eligible to participate in the Plan.
2.2    Commencement of Participation. As a condition to enrolling in the Plan, each Director shall execute and return to the Administrator any such forms required by the Administrator to elect his or her deferral amounts and designate a Beneficiary.
2.3    Election to Defer. A Participant may make separate periodic elections to defer (a) either 0%, 50%, or 100% of the Participant’s cash Compensation to be earned during an applicable Plan Year (or, if applicable, the portion of the Plan Year) and (b) either 0% or 100% of the Restricted Stock Units granted to a Participant that vest not less than 12 months from the date of the election. A deferral election shall be irrevocable once made. The Administrator may limit or decline to accept a deferral election to the extent that it determines that Deferred Stock Units are not available for issuance under the Stock and Option Plan.
2.4    Date for Filing Elections. Each Director may elect to defer Compensation by executing and returning to the Administrator the Election Form. The elections must be made by the following deadlines:
2.4.1    For deferrals of cash Compensation, the election must be made no later than the end of the Plan Year preceding the Plan Year in which the cash Compensation is to be earned. If a Director first becomes eligible for this Plan during a Plan Year, an election to defer cash Compensation to be earned for the remainder of that Plan Year shall be made within 30 days of the initial date of eligibility for this Plan.
2.4.2    For deferrals of Restricted Stock Units, the election must be made on or before the earliest to occur of (a) the 30th day after the Director obtains the legally binding right to the grant of Restricted Stock Units and (b) 12 months prior to the date that the substantial risk of forfeiture with respect to such Restricted Stock Units lapses (other than due to death, Disability or a Change in Control). Such election shall comply with Treasury Regulation Section 1.409A-2(a)(5).
The Administrator shall establish from time to time such other enrollment requirements as it determines in its sole and absolute discretion are necessary.
ARTICLE 3
Vesting and Earnings Crediting
3.1    Withholding of Compensation; Conversion into Deferred Stock Units. Compensation shall be withheld as elected by the Participant at the time the Compensation otherwise would have been paid to the Participant. The dollar value of the amount withheld will be converted into Deferred Stock Units (including fractions thereof) by dividing the amount withheld by the Fair Market Value of a share of Common Stock as of the date such Compensation would otherwise have been paid to the Director; and such Deferred Stock Units will be credited to the Participant’s Account Balance at such time.
3.2    Crediting of Dividends and Distributions. Dividend equivalents shall be credited to each Deferred Stock Unit on each dividend payment date (based on Deferred Stock Units held as of the dividend record date) to the extent of any dividends issued on Common Stock. Such dividend equivalents shall themselves be converted into Deferred Stock Units as of the dividend payment date by dividing the amount of the dividend equivalents by the Fair Market Value of the Common Stock as of the applicable dividend payment date. Any such additional Deferred Stock Units (or fraction thereof) resulting from dividend equivalent credits shall be treated as Deferred Stock Units and credited to the Participant’s Account Balance. The right to credits for dividend equivalents shall survive the termination of this Plan and the termination of the Stock and Option Plan until the Deferred Stock Units have been distributed pursuant to Section 4.1.
3.3    Substitution of Cash. If the Administrator determines that Deferred Stock Units are not available for issuance under the Stock and Option Plan for any reason, the Administrator shall credit the Participant’s Account Balance with cash in lieu of the Deferred Stock Units that the Participant would otherwise be entitled to. Cash credited to a Participant’s Account Balance shall be credited with interest on a monthly basis at the prime rate plus one percent (1%) per annum. Such credits shall continue until the Account Balance has been distributed pursuant to Section 4.1 or until such cash is converted to Deferred Stock Units in accordance with the last sentence of this Section 3.3. If additional Deferred Stock Units subsequently become available for issuance under the Stock and Option Plan, the Administrator shall, as of the date the additional Deferred Stock Units become available for issuance, automatically convert any cash in the Participant’s Account Balance into Deferred Stock Units by dividing the amount of cash in the Participant’s Account Balance by the Fair Market Value of a share of Common Stock as of the date the additional Deferred Stock Units become available for issuance; and such Deferred Stock Units will be credited to the Participant’s Account Balance at such time.
3.4    Vesting. A Participant shall at all times be one hundred percent (100%) vested in his or her Account Balance.
ARTICLE 4
Distribution of Benefits
4.1    Distribution Events. Upon the earliest to occur of (a) the Termination of the Director’s service on the Board, (b) a Change in Control, (c) the Director’s Disability or (d) the Director’s death, the Participant (or his or her Beneficiary in the event of the Participant’s death) shall receive a lump sum distribution of whole shares of Common Stock equal to the sum of (i) the number of Deferred Stock Units in his or her Account Balance plus (ii) such number of shares of Common Stock as is equal to the amount of cash in the Account Balance on the date of distribution divided by the Fair Market Value of a share of Common Stock as of such date. The distribution shall be made no later than the 15th day of the third month after the event described above that results in the distribution.
4.2    Form of Benefit. A Participant or his or her Beneficiary entitled to a distribution under Section 4.1 shall receive his or her Account Balance as a lump sum payable in whole shares of Common Stock. No fractional shares of Common Stock will be issued under the Plan. If the calculation of the total number of shares of Common Stock to be issued under this Plan results in fractional shares, then the number of shares of Common Stock will be rounded up to the nearest whole share of Common Stock. Notwithstanding the foregoing, if the Administrator determines that Common Stock may not be distributed to a Participant for any reason under the Stock and Option Plan, the Administrator shall, in lieu of Common Stock, make a cash payment to the Participant in an amount equal to the aggregate Fair Market Value of the Common Stock the Participant otherwise would have received.
4.3    Designation of Beneficiary. A Participant may designate a Beneficiary by so notifying the Administrator in writing, in a form acceptable to the Administrator, at any time before the

Participant’s death. A Participant may revoke any Beneficiary designation or designate a new Beneficiary at any time without the consent of a Beneficiary or any other person. If no Beneficiary is designated or no designated Beneficiary survives the Participant, distribution or payment shall be made to the Participant’s spouse or, if the Participant does not have a surviving spouse, to his or her estate. If the Administrator has any doubt as to the proper Beneficiary to receive distribution or payments pursuant to this Plan, the Administrator shall have the right, exercisable in its sole discretion, to withhold such payments until this matter is resolved to the Administrator’s satisfaction.
4.4    Delay of Distribution or Payment. A distribution or payment otherwise required to be made under the terms of the Plan may be delayed solely to the extent necessary under the following circumstances, provided that the distribution or payment is made as soon as possible within the first taxable year of the Participant after the reason for delay no longer applies:
4.4.1    Violation of Law. The Administrator reasonably determines that making the distribution or payment will violate Federal securities or other applicable laws; or
4.4.2    Other Permitted Event. Upon such other events and conditions as the Commissioner of Internal Revenue shall prescribe in generally applicable guidance.
This Section 4.4 shall be applied to similarly-situated Participants in a reasonably consistent basis.
4.5    Acceleration of Distribution or Payment. Notwithstanding the foregoing, a distribution or payment hereunder may be accelerated, with the consent of the Administrator, under the following circumstances:
4.5.1    Compliance with Domestic Relations Order. To permit distribution or payment to an individual other than the Participant as necessary to comply with the provisions of a domestic relations order (as defined in Code Section 414(p)(1)(B));
4.5.2    Conflicts of Interest. To permit distribution or payment as necessary to comply with the provisions of a Federal government ethics agreement or to avoid violation of an applicable Federal, state, local or foreign ethics law or conflicts of interest law; or
4.5.3    Tax Event. Upon a good faith, reasonable determination by the Administrator, and upon advice of counsel, that the Plan fails to meet the requirements of Code Section 409A and regulations thereunder. Such distribution or payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A.
ARTICLE 5
Administration
5.1    Administrator Duties. This Plan shall be administered by the Administrator. The Administrator also shall have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. All such interpretations or decisions by the Administrator shall be final, conclusive and binding on all Participants and any Beneficiary or other person claiming under or through any Participant, in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously. The Administrator shall have the authority to deviate from the literal terms of the

Plan to the extent it shall determine to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law. Any individual serving on the Committee, or as the Administrator, who is a Participant will not vote or act on any matter relating solely to himself or herself.
5.3    Agents. In the administration of this Plan, the Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel, including counsel to Vertex.
5.2    Indemnity of Administrator. Vertex shall indemnify and hold harmless the Administrator (including the members of the Board to the extent serving in such capacity) against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Administrator (or any member of the Board serving in such capacity).
ARTICLE 6
Miscellaneous
6.1    Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable right, interest or claim in any property or assets of Vertex. Vertex’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money or issue Common Stock in the future with respect to its Participants.
6.2    Vertex’s Liability. Vertex’s liability for the distribution or payment of benefits shall be defined only by the Plan. Vertex shall have no obligation to a Participant or Beneficiary under the Plan except as expressly provided in the Plan.
6.3    Taxes. It shall be the sole responsibility of the Participant to properly account for and to pay any income and self-employment tax payable on amounts deferred or benefits paid under this Plan
6.4    No Rights as a Shareholder. No Participant shall have rights as a shareholder, including voting rights, with respect to any Deferred Stock Units that are held for his or her benefit under the Plan.
6.5    Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which amounts are, and all rights to which are, expressly declared to be unassignable and non‑transferable. No part of the amounts payable shall, prior to distribution or payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency. Notwithstanding the foregoing, Vertex shall comply with the terms of a domestic relations order applicable to a Participant’s interest in the Plan, provided that such order does not require the distribution or payment of benefits in a manner or amount, or at a time, inconsistent with the terms of the Plan. Vertex shall have no liability to any Participant or Beneficiary to the extent that his or her benefit is reduced in accordance with the terms of a domestic relations order that Vertex applies in good faith.
6.6     Adjustments. Upon the occurrence of any of the following events, a Participant’s rights with respect to any Deferred Stock Units shall be adjusted as hereinafter provided:

6.6.1    Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares, the number of Deferred Stock Units shall be appropriately increased or decreased.
6.6.2    Consolidations or Mergers. In the event of a consolidation or merger in which Vertex is not the surviving corporation or which results in the acquisition of substantially all Vertex’s outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all Vertex’s assets (any of the foregoing, an “Acquisition”), if such Acquisition does not result in a Change in Control, all outstanding Deferred Stock Units at the time of the Acquisition shall be assumed by the surviving or acquiring entity or an affiliate thereof or replaced with rights with a value immediately after the Acquisition equivalent to the aggregate value of the Deferred Stock Units immediately before such Acquisition. If the Acquisition results in a Change in Control, Deferred Stock Units shall be payable pursuant to Section 4.1.
6.6.3    Recapitalization or Reorganization. In the event of a recapitalization or reorganization of Vertex that does not result in a Change in Control, pursuant to which securities of Vertex or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant shall be entitled to replacement rights with an aggregate value equivalent to that of the Deferred Stock Units that constituted the Participant’s Account Balance immediately prior to such recapitalization or reorganization. If the recapitalization or reorganization results in a Change in Control, Deferred Stock Units shall be payable pursuant to Section 4.1.
6.6.4    Adjustments to Deferred Stock Units. Upon the happening of any of the events described in Sections 6.6.1, 6.6.2 or 6.6.3, any outstanding Deferred Stock Units shall be appropriately adjusted to reflect the events described in such Sections. The Administrator shall determine the specific adjustments to be made under this Section 6.6.4.
6.7    Issuances of Securities. Except as expressly provided herein, no issuance by Vertex of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Deferred Stock Units to which a Participant or Beneficiary is entitled. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of Vertex.
6.8    Dissolution or Liquidation of Vertex. Upon the dissolution or liquidation of Vertex (other than in connection with a transaction subject to the provisions of Section 6.6.2), all Deferred Stock Units under this Plan shall be liquidated and paid in cash to Participants based upon the Fair Market Value of the Common Stock as of the date of such liquidation or dissolution to the extent permitted under Code Section 409A and the regulations thereunder.
6.9    Coordination with Other Benefits. The benefits provided for a Participant or Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program of Vertex. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as expressly may be provided otherwise.
6.10     Amendment and Termination. The Plan may at any time or from time to time be amended, modified, or terminated by the Board. No amendment, modification, or termination shall, without the consent of a Participant, adversely affect the amount of the Participant’s (or Beneficiary’s) benefit. Upon termination of the Plan, the Committee may elect to (a) treat each Participant’s

Account Balance, and make payments or distribution thereon, as if the Plan had not terminated; or (b) to the extent permitted by Code Section 409A and regulations thereunder, make a lump sum distribution or payment on each Participant’s Account Balance in accordance with Article 4 of this Plan.
6.11     Distributions or Payments to Minors or Persons Under Legal Disability. If any Participant or Beneficiary is determined by the Administrator to be incompetent by reason of physical or mental disability (including minority), the Administrator may cause a distribution or payment due to such person to be made to another person for his or her benefit without responsibility on the part of the Administrator or Vertex to follow the application of such funds.
6.12    No Special Rights. Nothing contained in this Plan shall confer upon any Participant any right with respect to the continuation of his or her service with on the Board.
6.13     Claims Procedure. Any Participant, contingent annuitant or beneficiary under the Plan (a “Claimant”) who believes that he or she is entitled to receive a benefit under the Plan, including one greater than that initially determined by the Administrator or its delegate, may file a claim in writing with the Administrator.
A Claimant (or his or her duly authorized representative) whose claim is denied may, within 60 days after receipt of denial of the claim submit a written request to the Administrator for review of the decision.
Claimants shall not be entitled to challenge the Administrator’s determinations in judicial or administrative proceedings without first complying with the procedures in the Plan. The decisions made pursuant to this Section 6.13 are final and binding on Claimants and any other party; provided, however, that a Claimant who has exhausted the administrative claims procedure set forth in the Plan may seek review of his or her claim before a court of competent jurisdiction within 12 months of the date such claim is finally denied.
6.14    Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the distribution or payment of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.
6.15    Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.
6.16    Governing Law. The Plan will be administered in accordance with the laws of The Commonwealth of Massachusetts, without reference to its principles of conflicts of laws.
6.17    Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand‑delivered, or sent by registered or certified mail, to:
Vertex Pharmaceuticals Incorporated
Attn: Employee Benefits
50 Northern Ave.
Boston, MA 02210
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand‑delivered, or sent by mail, to the last known address of the Participant.
6.18    Successors. The provisions of this Plan shall bind and inure to the benefit of Vertex and its successors and assigns, and the Participant, the Participant's Beneficiaries, and their permitted successors and assigns.
6.19    Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision never had been inserted herein
6.20    Sub-Plan. This Plan is a sub-plan of the Stock and Option Plan, and the Deferred Stock Units provided in this Plan shall be Stock Rights that are subject to the Stock and Option Plan.
6.21    Unfunded Status of the Plan. The Plan is unfunded. The Plan, together with the applicable Election Form, shall represent at all times an unfunded and unsecured contractual obligation of Vertex. Each Participant and Beneficiary will be an unsecured creditor of Vertex with respect to all obligations owed to them under the Plan. Amounts payable under the Plan will be satisfied solely out of the general assets of Vertex subject to the claims of its creditors. No Participant or Beneficiary will have any interest in any fund or in any specific asset of Vertex of any kind, nor shall such Participant or Beneficiary or any other person have any right to receive any payment or distribution under the Plan except as, and to the extent, expressly provided in the Plan and the applicable Election Form. Any reserve or other asset that Vertex may establish or acquire to assure itself of the funds to provide payments required under the Plan shall not serve in any way as security to any Participant or Beneficiary for Vertex’s performance under the Plan.
6.22    Errors in Account Statements, Deferrals or Distributions.
6.22.1    In the event an error is made in a statement of an Account Balance under the Plan, such error shall be corrected on the next statement following the date such error is discovered.
6.22.2    In the event of an operational error, including, but not limited to, errors involving deferral amounts, overpayments or underpayments, such operational error shall be corrected in a manner consistent with and as permitted by any correction procedures established under Code Section 409A. If any portion of a Participant or Beneficiary’s Account Balance under this Plan is required to be included in income by the Participant or Beneficiary prior to receipt due to a failure of this Plan to comply with the requirements of Code Section 409A, the Administrator may determine that such Participant or Beneficiary shall receive a distribution from the Plan in an amount equal to the lesser of (a) the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to comply with the requirements of Code Section 409A, or (b) the unpaid Account Balance.
6.22.3    To the extent any payment issued to a Participant, a Beneficiary or an alternate payee under a domestic relations order (each a “payee”) is in excess of the proper benefit amount payable to the payee (an “excess benefit amount”), then (a) an equitable lien will arise in favor of the Plan in such excess benefit amount, and (b) the payee will be obligated to reimburse the Plan in the amount of the excess benefit amount plus, in the sole discretion of the Administrator, a reasonable amount of interest with regard to the excess benefit amount, and will promptly do so. The equitable lien will exist with regard to the funds received by the payee from the Plan, regardless of whether such funds remain identifiable or segregated from the payee's other assets. An excess benefit amount is not a benefit payable under the Plan. Therefore, if a payee receives an excess benefit amount, the payee will be indebted to the Plan in the amount of the excess benefit amount. The Plan will have, in addition to recovery rights under federal law, a right to recover the excess benefit amount under state law. In addition, the Plan will have a right to secure repayment of the excess benefit amount through a security interest in all assets of the payee. By accepting an excess benefit amount, a payee grants to the Plan a right to establish such security interest. The rights described in this paragraph are in addition to, and will exist independent of, any equitable right of recovery and will be enforceable in a court of law. A payee will, at the request of the Administrator, enter into a security agreement establishing such security interest pursuant to procedures established by the Administrator. The obligation to repay an excess benefit amount, and the security interest, will be enforceable in any court of competent jurisdiction, including a state court. The rights and obligations created by this paragraph are not part of the Plan, but, rather, are established by contract under, and governed by, state law.